POWER OF ATTORNEY
For Executing Forms 3, 4 and 5 and Schedules 13D and

13G

    Know all by these presents, that the undersigned hereby

constitutes and appoints each of W. John Glancy, Stephen J. McDonnell and

Scott C. Surplus, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)    prepare, execute and file, for and on

behalf of the undersigned (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules thereunder and (b) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the

Securities Exchange Agent of 1934 and the rules thereunder;

(2)
do
and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4 or 5
(including amendments thereto) or Schedule 13D or 13G (including amendments thereto) and timely file that Form or Schedule with the United
States
Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3)
take any
other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.


    The undersigned hereby
grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is Holly Corporation assuming, (i) any of the undersigned's responsibilities to comply with
Section 16 or
Sections 13(d) or 13(g) of the Securities Exchange Act of
1934 or (ii)
any liability of the undersigned for failure to comply with such requirements. This Power of Attorney does not relieve the undersigned from the undersigned's obligations to comply with the requirements of the

Securities Exchange Act of 1934, including without limitation the reporting requirements under Section 16 or Sections 13(d) or 13(g) thereunder.


The undersigned agrees that each such
attorney-in-fact may rely entirely on
information furnished orally or in
writing by or at the direction of the
undersigned to the
attorney-in-fact. The undersigned also agrees to indemnify and hold harmless Holly Corporation and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to that attorney-in-fact for purposes of executing, acknowledging, delivering or filing any Form 3, 4 or 5 (including amendments thereto) or Schedule 13D or 13G (including amendments thereto) and agrees to reimburse Holly

Corporation and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.


    This
Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including amendments thereto) and Schedules 13D and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by Holly Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.  This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

    IN WITNESS
WHEREOF,
the undersigned has caused this Power of Attorney to be executed as of the date written below.

/s/ P. Dean Ridenour


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Signature

P. Dean Ridenour


-------------------------
Type or Print Name

12/10/04


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Date